10-KSB 12/31/03                   Exhibit 32              Arete Industries, Inc.


                                   EXHIBIT 32

                                   FORM 10K-SB
                             Arete Industries, Inc.
                          Year Ended December 31, 2003



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Annual Report of Arete Industries, Inc. (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas P. Raabe, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: April 7, 2004                            By:  /s/ Thomas P. Raabe
                                                    -------- -------------------
                                                     Chief Executive Officer and
                                                     Chief Financial Officer